Exhibit 10.3

COST PLUS, INC.

THIRD AMENDED AND RESTATED EMPLOYMENT SEVERANCE

AGREEMENT

This Third Amended and Restated Employment Severance Agreement (the “Amendment”) is made and entered into effective June 24, 2010 (the “Effective Date”), by and between Jeffrey A. Turner (the “Executive”) and Cost Plus, Inc. (the “Company”).

WHEREAS, the Parties entered into a Seventh Amended and Restated Employment Severance Agreement (the “Agreement”) dated April 1, 2009; and

WHEREAS, the Parties desire to amend certain provisions of the Agreement.

NOW, THEREFORE, for good and valuable consideration, the Parties agree that the Agreement is hereby amended as follows:

1. Term and Termination. Section 10 of the Agreement will be amended and restated as follows:

“Term and Termination. This Agreement shall terminate on June 15, 2012; provided, however, in the event of a Change of Control that occurs during the one (1) year period preceding June 15, 2012, the term of this Agreement will extend through the one (1)-year anniversary of such Change of Control. Notwithstanding the foregoing, if the Executive becomes entitled to benefits pursuant to Section 3(a) or 3(b) of this Agreement, this Agreement will not terminate until, but will terminate at, such time that all of the obligations of the parties hereto with respect to this Agreement have been satisfied.”

2. Full Force and Effect. To the extent not expressly amended hereby, the Agreement shall remain in full force and effect.

3. Entire Agreement. This Amendment and the Agreement constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof. This Amendment may be amended at any time only by mutual written agreement of the Parties.

4. Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Amendment.

5. Governing Law. This Amendment will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the date set forth above.

COST PLUS, INC.	EXECUTIVE

/s/ Joan S. Fujii	/s/ Jeffrey A. Turner
Signature	Signature

Joan S. Fujii	Jeffrey A. Turner
Print Name	Print Name

Executive Vice President, Human Resources
Title